UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2014, the Board of Directors (the “Board”) of Scientific Games Corporation (the “Company”) elected General John M. Keane (ret.) and Debra G. Perelman as directors of the Company effective immediately.  Ms. Perelman was designated by MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”), the Company’s largest stockholder, pursuant to its rights under a stockholders’ agreement with the Company.  Under the terms of the stockholders’ agreement, MacAndrews & Forbes has the right to designate up to four (4) directors based on its level of share ownership.  Ronald O. Perelman, Barry F. Schwartz and Frances F. Townsend are the other members of the Board designated by MacAndrews & Forbes.

General Keane has been President of GSI, LLC, a consulting firm, since November 2003.  He is Chairman of the Institute of the Study of War and the Knollwood Foundation and a member of the boards of directors of MetLife, Inc. and General Dynamics Corporation.  General Keane, a four-star general, served in the U.S. Army for 37 years, including as Vice Chief of Staff from 1999 to 2003.

Ms. Perelman is Senior Vice President of MacAndrews & Forbes, where she leads the Strategy and Innovation division.  She joined MacAndrews & Forbes in 2004 as Vice President.  Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions in corporate finance and brand marketing at Revlon, Inc.  Ms. Perelman serves as a founding board member and vice chairman of the Child Mind Institute, an advisory board member for the Social Enterprise Program at Columbia Business School and a trustee of the NYU Langone Medical Center and the Children’s Museum of the Arts.

General Keane and Ms. Perelman are eligible to participate in all compensation plans applicable to non-employee members of the Board (as described in the Company’s 2014 proxy statement that the Company expects to file with the Securities and Exchange Commission no later than April 30, 2014).  In accordance with the revised compensation program for non-employee directors effective as of January 1, 2014, upon joining the Board, General Keane and Ms. Perelman each received stock options for 10,000 shares, which have a four-year vesting schedule and an exercise price of $12.38 (the average of the high and low sales prices of our common stock on the trading day immediately prior to the date of grant).  General Keane and Ms. Perelman will receive an annual retainer of $75,000 for Board service, an annual retainer of $10,000 per committee on which they serve (or $15,000, in the case of Audit Committee service), and an annual award of restricted stock units having a grant date value of $160,000 and a four-year vesting schedule (provided he or she satisfies the Board’s attendance requirements).  As of the date hereof, the new directors have not been appointed to serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: April 25, 2014	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary